NOVEMBER 2016 Acquisition of FairPoint Communications December 5, 2016 NASDAQ: CNSL

• Click to edit Master title style Click to edit Master title style Call Participants 4 Bob Udell President and CEO, Consolidated Communications Steve Childers Chief Financial Officer, Consolidated Communications Paul Sunu Chief Executive Officer, FairPoint

• Click to edit Master title style Click to edit Master title style Sustain and Grow Cash Flow – Increase Shareholder Value 5 Diversify and Improve Revenue Trends Maintain Effective Capital Deployment Improve Operating Efficiency Pursue Selective Acquisitions Acquisition Consistent with Our Strategy

• Click to edit Master title style Click to edit Master title style FairPoint Acquisition Rationale 6 • Regional fiber rich network spanning over 21k route miles • Over $1.0 billion in capital invested in infrastructure and technology since 2009 • Extensive fiber-to-the-tower footprint and 90%+ broadband coverage High Quality, Enterprise–Class Fiber Network • Expands network reach and scale – 35k fiber route miles, 8k fiber-connected buildings and 3k fiber-to-the-tower connections • Opportunity to leverage Consolidated’s enhanced product suite and consultative sales approach across FairPoint’s markets • Doubles the revenue base and adjusted EBITDA (including synergies) Material Increase in Scale • History of successfully integrating acquisitions with track record of exceeding synergy targets – TXU (2004), North Pittsburgh (2007), SureWest (2012) and Enventis (2014) • Plan to leverage successful consultative sales approach across customer groups Proven Integration Track Record • Expected to achieve $55MM in annual run-rate synergies • Transaction is meaningfully accretive to free cash flow per share • Maintain attractive return of capital program – $1.55 per share dividend • Pro forma net leverage of 3.8x at close (including run-rate synergies) (1) • Greater strategic and financial flexibility going forward Highly Compelling Financial Benefits Note 1. Includes expected run-rate synergies of $55MM Source Company Filings

• Click to edit Master title style Click to edit Master title style Transaction Summary 7 Notes 1. Based on average exchange ratio of 0.6222 derived from close of previous 30 trading days as of December 2, 2016 2. Balance sheet data as of September 30, 2016 3. Calculated using midpoint of 2016E EBITDA guidance of $245 – $255MM; Includes expected run-rate synergies of $55MM 4. FairPoint’s has 27.9MM fully diluted shares outstanding based on 0.7300 exchange ratio and Consolidated’s closing share price of $28.38 as of December 2, 2016 and Consolidated’s 51.0MM fully diluted shares outstanding • Consolidated to acquire FairPoint in a 100% stock transaction – Fixed exchange ratio of 0.7300, implying a 17% (1) premium to the 30-day average exchange ratio Transaction Consideration and Structure • 71.3% (4) Consolidated shareholders • 28.7% (4) FairPoint shareholders Pro Forma Ownership • Financing commitment in place to refinance existing FairPoint debt Financing • FairPoint to get one board seat • Bob Udell to remain President and CEO of Consolidated Communications Governance • Closing expected by mid 2017 Closing • Hart-Scott-Rodino, FCC and certain state regulatory approvals • Consolidated and FairPoint shareholders will have the opportunity to vote on the deal Approvals • Transaction value of $1.5Bn, including net debt of $887MM (2) • Implied EBITDA multiple of 5.9x (pre-synergies) / 4.8x (full synergies) (3) Transaction Value / Multiples Source Company Filings, FactSet

• Click to edit Master title style Click to edit Master title style 1100 2400 Consolidated Pro Forma Attractive Asset Portfolio of Regional Fiber Networks 8 Source Company Filings Consolidated FairPoint Operating States Fiber Network Lines FL NM MD TX OK KS NE SD ND MT W Y CO UT ID AZ NV WA CA OR KY NY PA MI N H MA CT VA WV OH IN IL NC TN SC AL AR LA MO IA MN WI GA MS VT NJ DE ME RI FairPoint Core Market Roseville Sacramento Fargo Twin Cities Duluth Mankato Des Moines Kansas City Dallas Lufkin Conroe Katy Houston St.Louis Mattoon Indianapolis Pittsburgh Gibsonia Note 1. Consolidated and FairPoint metrics rounded to nearest hundred 14100 35100 Consolidated Pro Forma Fiber Network Miles (1) +2.5x 5500 8500 Consolidated Pro Forma On-Net Buildings (1) +1.5x Fiber Wireless Tower Sites (1) +2.2x As of September 30, 2016, TTM -Net Buildings (1) Fiber Network Miles (1) Fiber Connected Tower (1)

• Click to edit Master title style Click to edit Master title style High Quality, Enterprise–Class Fiber Network 9 • 21,000 fiber miles in total / 17,000 in North New England (“NNE”) • 1,900+ Fiber-to-the-tower (“FTTT”) Ethernet backhaul connections (1,300 tower sites) • 32 markets with access to Ethernet connections capable of symmetrical, dedicated data transport speeds of up to 1 Gig • ~90% broadband availability • Over $1Bn invested into infrastructure and technology since 2009 • Telecom Group (non–NNE) overview – 16 states geographically disbursed – Consistent, substantial cash flow generation – Local presence and workforce with less competition – Contributes approximately 20% of total FairPoint revenue Source Company Filings Broadband Coverage NNE Fiber Networks Bangor Laconia VT 93% NH 95% ME 88% Boston New York Albany

• Click to edit Master title style Click to edit Master title style Significant Increase in Scale 10 Note 1. Includes Access and Data and Internet Services Revenue 755 1586 Consolidated Pro Forma Pro Forma Revenue +2.1x Source Company Filings Pro Forma Revenue As of September 30, 2016, TTM Business and Broadband83% Res. Voice & Other10% Subsidies7% Pro Forma Revenue Mix 55 313 621 Consolidated Pro Forma EBITDA Synergies +2.0x Pro Forma EBITDA (2) As of September 30, 2016 Pro Forma EBITDA + = Business and Broadband62% (1) Res. Voice & Other32 % Subsidies6% Business and Broadband72% (1) Res. Voice & Other22% Subsidies7%

• Click to edit Master title style Click to edit Master title style State Coverage 11 17 24 Fiber Network Miles 14,100 21,000 35,100 On-Net Buildings 5,500 3,000 8,500 Fiber Connected Towers 1,100 1,300 2,400 Voice Connections 462,200 377,400 839,600 Data and Internet Connections 470,500 325,000 795,500 Pro Forma Operating Statistics 11 Notes 1. Excluding four overlapping states 2. Includes "Residential Voice Lines“ 3. Includes "Broadband Subscribers" and "Ethernet Circuits“ 4. Does not adjust for redundancy Source Company Filings, Consolidated and FairPoint metrics rounded to nearest hundred (2) (3) (4) (4) (1) Pro Forma

• Click to edit Master title style Click to edit Master title style $55M Annual in Well-Defined Synergies 12 Operating Costs • Corporate • Network and Operational Efficiencies • IT Support • Public Company Costs • Professional Services • Back office systems ~$45mm annually ~$10mm annually Description Amount Consolidated has a proven track record of successful integration and meeting or exceeding synergy targets Vendor and Outsourced Costs

• Click to edit Master title style Click to edit Master title style (2007) (2014) 13 (2012) Proven Integration Track Record Opex Synergies Target $14MM $25MM $7MM – $10MM  Met or Exceeded Synergies Target Opex Synergy Achievement  Capex Synergies Target Capex Synergy Achievement   Not Disclosed $5MM – $10MM $3MM – $6MM   N/A

• Click to edit Master title style Click to edit Master title style Highly Compelling Financial Benefits 14 Notes 1. Consolidated debt is pro forma for October refinancing, assuming $900MM term loan B raise, which along with $2MM in cash from balance sheet is used to pay down $884MM in existing term loan B, $10MM in fees and expenses, and $8MM in revolver 2. Includes expected run-rate synergies of $55MM 4.425382523 3.783636704 Consolidated Pro Forma Pro Forma Deleveraging (2) LTM (0.6x) (2) • Combined company’s capital structure benefits from: – Expected achievement of $55MM in run-rate synergies – Meaningful free cash flow accretion – Strengthened and improved dividend payout ratio – Significant improvement to total leverage with additional strategic and financial flexibility • Pro forma net leverage of 3.8x at close (including run-rate synergies), down from net leverage of 4.4x as of September 30, 2016 (1) • Utilization of estimated ~$300MM in NOLs reduces cash taxes and improves free cash flow Transaction is Deleveraging (1) Net Leverage

• Click to edit Master title style Click to edit Master title style Q&A 15

• Click to edit Master title style Click to edit Master title style Use of Non-GAAP Measures This presentation includes disclosures regarding “EBITDA”, “adjusted EBITDA”, “cash available to pay dividends” and the related “dividend payout ratio”, “total net debt to last twelve month adjusted EBITDA coverage ratio”, “adjusted diluted net income per share” and “adjusted net income attributable to common stockholders”, all of which are non-GAAP financial measures and described in this section as not being in compliance with Regulation S-X. Accordingly, they should not be construed as alternatives to net cash from operating or investing activities, cash and cash equivalents, cash flows from operations, net income or net income per share as defined by GAAP and are not, on their own, necessarily indicative of cash available to fund cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations, and the non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable financial measures presented in accordance with GAAP is included in the tables that follow. Adjusted EBITDA is comprised of EBITDA, adjusted for certain items as permitted or required by the lenders under our credit agreement in place at the end of each quarter in the periods presented. The tables that follow include an explanation of how adjusted EBITDA is calculated for each of the periods presented with the reconciliation to net income. EBITDA is defined as net earnings before interest expense, income taxes, depreciation and amortization on a historical basis. Cash available to pay dividends represents adjusted EBITDA plus cash interest income less (1) cash interest expense, (2) capital expenditures and (3) cash income taxes; this calculation differs in certain respects from the similar calculation used in our credit agreement. We present adjusted EBITDA, cash available to pay dividends and the related dividend payout ratio for several reasons. Management believes adjusted EBITDA, cash available to pay dividends and the dividend payout ratio are useful as a means to evaluate our ability to fund our estimated uses of cash (including interest on our debt) and pay dividends. In addition, we have presented adjusted EBITDA, cash available to pay dividends and the dividend payout ratio to investors in the past because they are frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting them here provides a measure of consistency in our financial reporting. Adjusted EBITDA and cash available to pay dividends, referred to as Available Cash in our credit agreement, are also componen ts of the restrictive covenants and financial ratios contained in our credit agreement that requires us to maintain compliance with these covenants and limit certain activities, such as our ability to incur debt and to pay dividends. The definitions in these covenants and ratios are based on adjusted EBITDA and cash available to pay dividends after giving effect to specified charges. In addition, adjusted EBITDA, cash available to pay dividends and the dividend payout ratio provide our board of directors with meaningful information to determine, with other data, assumptions and considerations, our dividend policy and our ability to pay dividends under the restrictive covenants in our credit agreement and to measure our ability to service and repay debt. We present the related “total net debt to last twelve month adjusted EBITDA coverage ratio” principally to put other non-GAAP measures in context and facilitate comparisons by investors, security analysts and others; this ratio differs in certain respects from the similar ratio used in our credit agreement. These measures differ in certain respects from the ratios used in our senior notes indenture. These non-GAAP financial measures have certain shortcomings. In particular, adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. Similarly, while we may generate cash available to pay dividends, we are not required to use any such cash to pay dividends, and the payment of any dividends is subject to declaration by our board of directors, compliance with applicable law and the terms of our credit agreement. Because adjusted EBITDA is a component of the dividend payout ratio and the ratio of total net debt to last twelve month adjusted EBITDA, these measures are also subject to the material limitations discussed above. In addition, the ratio of total net deb t to last twelve month adjusted EBITDA is subject to the risk that we may not be able to use the cash on the balance sheet to reduce our debt on a dollar-for-dollar basis. Management believes these ratios are useful as a means to evaluate our ability to incur additional indebtedness in the future. We present the non-GAAP measures adjusted diluted net income per share and adjusted diluted net income attributable to common stockholders because our net income and net income per share are regularly affected by items that occur at irregular intervals or are non-cash items. We believe that disclosing these measures assists investors, securities analysts and other interested parties in evaluating both our company over time and the relative performance of the companies in our industry. 16